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                                                          EXHIBIT 1


                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

        Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on his, her or its behalf.


Date: March 2, 1999


                                       POOROO LLC

                                       By:     PooRoo, Inc.
                                               Managing Member


                                       By: /s/ John H. Fisher
                                           -------------------------------------
                                               John H. Fisher
                                               President


                                       POOROO, INC.


                                       By: /s/ John H. Fisher
                                           -------------------------------------
                                               John H. Fisher
                                               President


                                        /s/ John H. Fisher
                                       -----------------------------------------
                                       John H. Fisher


                                        /s/ Charles A. Gottesman
                                       ---------------------------------------
                                       Charles A. Gottesman


                                        /s/ Merrill F. Gottesman
                                       ----------------------------------------
                                       Merrill F. Gottesman